    As filed with the Securities and Exchange Commission on March  22, 2001
                                                      Registration No. 333-57230
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                Amendment No. 1
                                      to

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         TURBOSONIC TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

       Delaware                                          13-1949528
(State of incorporation)                    (I.R.S. Employer Identification No.)

                        550 Parkside Drive, Suite A-14
                       Waterloo, Ontario, Canada N2L 5V4
                                (519) 885-5513
  (Address and telephone number of registrant's principal executive offices)

                               Patrick J. Forde
                                   President
                        550 Parkside Drive, Suite A-14
                       Waterloo, Ontario, Canada N2L 5V4
                                (519) 885-5513
           (Name, address and telephone number of agent for service)

                 Copies of all communications and notices to:

                             Ira I. Roxland, Esq.
                         Sonnenschein Nath & Rosenthal
                          1221 Avenue of the Americas
                           New York, New York 10020
                              Tel: (212) 768-6700
                              Fax: (212) 768-6800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth various expenses which will be incurred in connection with this offering as it relates to this Registration Statement:

          Filing Fee....................................     $  117.00
          Accounting Fees and Expenses..................      1,500.00
          Legal Fees and Expenses.......................      3,500.00
          Miscellaneous Expenses........................        883.00
                                                             ---------
             Total......................................     $6,000.00
                                                             ---------

Item 15.  Indemnification of Directors and Officers

     Except as set forth in this Item 15, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

     Article Fifteenth of the Certificate of Incorporation, as amended, of the registrant (the "Certificate of Incorporation") provides that registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto. Article Fifteenth of the Certificate of Incorporation also provides that no director shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the DGCL or (4) transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the registrant's directors to the registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Section 145 of the DGCL grants the registrant the power to indemnify existing and former directors, officers, employees and agents of the registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the registrant.

Item 16.  Exhibits and Financial Statement Schedules

Exhibit
Number     Description of Exhibit

   4.1  Registrant's Certificate of Incorporation(1)

                                      II-1
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   4.2    Amendment to registrant's Certificate of Incorporation(2)
   4.3    Registrant's Bylaws, as amended(2)
   4.4    Specimen certificate representing registrant's common stock(2)
   4.5 Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Special Rights and the Qualifications, Limitations, Restrictions and Other Distinguishing Characteristics of Special Voting Preferred Stock of the registrant(2)
   5.1    Opinion of Sonnenschein Nath & Rosenthal
  23.1    Consent of Ernst & Young LLP(3)
  23.2 Consent of Sonnenschein Nath & Rosenthal (contained in their opinion included under Exhibit 5.1)
  24.1 Power of Attorney (comprises a portion of the signature page to this registration statement)
____________
(1) Filed as an exhibit to registrant's registration statement on Form S-1, File No. 33-60856.

(2) Filed as an exhibit to registrant's annual report on Form 10-KSB for the year ended April 30, 1996.

(3)  Previously filed.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

(1) To include any material information with respect to the plan of distribution not previously described in the registration statement or any material change to such information in the registration statement.

(2) That for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.





Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling

                                      II-2
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person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-3
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                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterloo, Ontario, Canada, on March 22, 2001.

                                    TurboSonic Technologies, Inc.

                                    By: /s/ Patrick J. Forde
                                        --------------------
                                        Patrick J. Forde
                                        President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto was signed by the following persons in the capacities and on the dates stated.

          Signature                   Title                           Date
          ---------                   -----                           ----

/s/ Edward F. Spink         Chairman of the Board of             March  22, 2001
------------------------
Edward F. Spink             Directors (Principal
                            Executive Officer)

/s/ Patrick J. Forde        President, Secretary,                March  22, 2001
------------------------
Patrick J. Forde            Treasurer and Director
                            (Principal Financial and
                            Accounting Officer)

/s/ Richard H. Hurd         Director                             March  22, 2001
------------------------
Richard H. Hurd

/s/ Donald R. Spink, Sr.    Director                             March  22, 2001
------------------------
Dr. Donald R. Spink, Sr.